UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

__________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: September 22, 2004

(Date of earliest event reported)

Opta Corporation

 (Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2402 Michelson Drive, Suite 220, Irvine, CA

92612

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code: (949) 475-1880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7. — Regulation FD

On September 22, 2004, Correlant Communications, Inc. (“Correlant”), a Delaware corporation and a subsidiary of Registrant, distributed a letter to its stockholders of record.  Such letter is furnished as Exhibit 7.1 to this Form 8-K.  Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01

Financial Statements and Exhibits

(c) Exhibits

Exhibit No. Exhibit 7.1 Letter of Correlant Communications, Inc., dated September 21, 2004

Forward Looking Statements.  The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opta Corporation

Date:

September 22, 2004

By:  /s/ Vincent Yan

Vincent Yan
President and CEO

Exhibit: Letter of Correlant Communications, Inc., dated September 22, 2004

Correlant Communications, Inc.

2402 Michelson Drive, Suite 220, Irvine, CA 92612

Tel. (949) 475-1880·Fax (949) 475-1808

September 22, 2004

Stockholders of Correlant Communications, Inc ("Correlant"):

The 2003 fiscal year ended June 30, 2003 was extremely challenging for Correlant.  Correlant's sales slumped from approximately $263 million in fiscal year 2001 to $56 million in fiscal year 2002 to just over $2 million in the first fiscal quarter of 2003.  The Correlant Board of Directors (the "Board") concluded, after studying the business carefully and obtaining recommendations from strategic consultants that Correlant could not compete profitably due to industry-wide price reductions, shrinking profit margins and intense competition from other technologies that enabled high-speed Internet access, such as DSL, satellite and other wireless technologies. In addition, many of Correlant’s major customers chose to either design and manufacture their own cable modems or to utilize competitor’s platforms which were incompatible with Correlant’s products.

During this time, various members of Correlant's management team left or resigned from the company. Correlant worked to find a permanent CEO and retained outside consultants to advise and assist during the transition period.  Such consultants were charged with evaluating Correlant’s business operations, its products and demand for its products, and future business prospects.

Upon recommendation of its consultants, as a result of the declining margins and demand for Correlant’s products, the Board determined to wind down its business and affairs.  The majority of Correlant's employees were let go and over the course of the ensuing year, a skeleton team has worked diligently to resolve Correlant's outstanding obligations.  This team managed to transition the cable modem business, settle two outstanding lawsuits and resolve the vast majority of Correlant outstanding liabilities.  Following the completion of their work, Correlant has approximately $18 million in cash remaining and a relatively low burn rate.

While winding down the legacy Correlant business, the Board has explored numerous opportunities to acquire or invest in other businesses or technologies.  The process of identifying new business opportunities has been difficult and although Correlant has examined many ventures, it still has not identified a business that meets the Board's criteria.

We will continue to update you on the status of the business on an ad hoc basis as conditions warrant.

Very truly yours,

                                                                                            /s/ Sean S. Wang                                                                                                                                                       Acting President